Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2020 relating to the financial statements of Yelp Inc. and subsidiaries and the effectiveness of Yelp Inc. and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Yelp Inc. and subsidiaries for the year ended December 31, 2019.

/S/ DELOITTE & TOUCHE LLP
San Francisco, CA
February 28, 2020